Exhibit 99.1

GameStop Announces Four-for-One Stock Split

GRAPEVINE, Texas--(BUSINESS WIRE)--GameStop Corp. (NYSE: GME) (“GameStop” or the “Company”) today announced that its Board of Directors has approved and declared a four-for-one split of the Company’s Class A common stock in the form of a stock dividend. Company stockholders of record at the close of business on July 18, 2022 will receive a dividend of three additional shares of the Company’s Class A common stock for each then-held share of Class A common stock. The stock dividend will be distributed after the close of trading on July 21, 2022. Trading will begin on a stock split-adjusted basis on July 22, 2022.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In some cases, forward-looking statements can be identified by the use of terms such as “anticipates,” “believes,” “continues,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “pro forma,” “seeks,” “should,” “will” or similar expressions. These statements are only predictions based on current expectations and assumptions and involve known and unknown risks, uncertainties and other factors that may cause the Company or its industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. All forward-looking statements included in this press release are based upon information available as of the date of this press release, and GameStop undertakes no obligation to update or revise any of these forward-looking statements for any reason, whether as a result of new information, future events or otherwise, except as required by law. You should not place undue reliance on these forward-looking statements. The forward-looking statements involve a number of risks and uncertainties. Although GameStop believe that the expectations reflected in these forward-looking statements are reasonable, it cannot guarantee future results, levels of activity, performance or achievements. A number of factors could cause the Company’s actual results, performance, achievements or industry results to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Factors that might cause such differences include, but are not limited to, those discussed in the Company’s most recent Annual Report on Form 10-K available at www.sec.gov and on the Company’s website at www.GameStop.com.

Contacts

GameStop Corp. Investor Relations
(817) 424-2001
ir@gamestop.com